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                                                                    EXHIBIT 10.3

                         SOFTWARE MAINTENANCE AGREEMENT

This Agreement is made as of the _____ day of _____ , 1996, by and between Credit Management Solutions, Inc. ("CMSI"), with its principal place of business at 5950 Symphony Woods Road, Suite 301, Columbia, Maryland 21044 and ____________________________ ("Licensee"), with its principal place of business at ________________________________________________.

CMSI and licensee hereby agree as follows:


1. Definitions. Capitalized terms in this Agreement have the same meaning as they have in the Software License Agreement (the "Software License Agreement") between CMSI and Licensee dated _______________________, 1996.

2.  Support Services.

         (a) CMSI will take all reasonable steps to correct the failure of the Software to operate substantially in accordance with its Documentation and specifications (as revised from time to time), and will provide updates, corrections, new releases and modifications of the Software made generally available at no charge to CMSI's other software licensees receiving Software support similar to the support provided under this Agreement (collectively, "Enhancements"). New software programs, modules and/or products (including, but not limited to, significant new software functionality which is not made generally available to CMSI's other customers at no additional charge) are not provided under this Agreement, but will be made available at CMSI's then-current fees for such items.

         (b) Licensee may request corrective maintenance by telephone during the hours of 8:30 A.M. to 5:00 P.M. Monday through Friday (excluding national holidays) of the time zone of Licensee's principle business location (the "Principal Period of Support"). In connection with all telephone support, Licensee shall (i) provide CMSI with an "800" dial-in telephone number and (ii) reimburse CMSI for all support related telephone charges incurred by CMSI in the event that Licensee's "800" dial-in telephone number is unavailable at any time Licensee requires telephone support. Excluding national holidays, CMSI will provide emergency telephone support during non Principal Period of Support hours. Licensee's request for emergency telephone support will be subject to CMSI's then current time and material charges. Licensee will provide CMSI with all information and assistance requested by CMSI to detect, simulate and correct the failure of the Software to operate substantially in accordance with the Documentation (a "Program Error"). CMSI will provide Licensee with Software revisions or avoidance procedures to correct the Program Error within sixty (60) days after confirming the existence of a Program Error, for non-business critical Program Errors. However, CMSI will use its best efforts to resolve Program Errors that are considered business critical in order to minimize business interruption on the part of Licensee. CMSI will provide corrective maintenance from its business premises, unless in its reasonable opinion CMSI determines that such corrective maintenance may be more effectively performed at Licensee's premises. Subject to Licensee's responsibilities under section 5(e) of this Agreement, Corrective Maintenance will be provided.

         (c) Unless otherwise specified by CMSI, Licensee will install all Program Error corrections with reasonable telephone assistance from CMSI, and such corrections and Enhancements will be provided in a manner sufficient to permit installation by Licensee.

         (d) If Licensee requests CMSI to correct problems caused by any of the following factors, and CMSI elects to do so, such corrective services performed by CMSI will be deemed Supplemental Services governed in accordance with Section 6 below.

         (1) Licensee's modifications to the Software (including any Licensee Enhancements)
         (2) Licensee's failure to use Enhancements or Program Error corrections or the most current release of the Software provided by CMSI
         (3) Problems with hardware, operating system software, networking software, or any other software not provided by CMSI for use with the Software
         (4) Licensee's failure to use the Software in accordance with the terms of its Software License Agreement
         (5) Licensee's combination, operation, or use of the Software with non-CMSI software or hardware or in an operating environment outside of the environment recommended by CMSI.
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3.  Term.  This Agreement will commence on the Acceptance Date of the Software as defined in the License Agreement and will remain in full force and effect unless terminated as provided in Section 8 below. The Software License Agreement, and Licensee's license thereunder, shall terminate on the date of termination of this Agreement.

4.  Payment Terms.

         (a) For Software Support provided during the first year of the Agreement, Licensee will pay the fees set forth in Exhibit A hereto (the "Support Charges"). For Software Support provided after the first year, Licensee shall Support Charges determined in accordance with this Agreement and Exhibit A hereto.

         (b) Following the first year of this Agreement, increases in the Support Charges will not occur more frequently than once per twelve (12) month period and will not increase by more than ten percent (10%) of the prior year's annual Support Charges.

         (c) CMSI shall be entitled to increase the Support Charges payable by Licensee beyond the limitation set forth in Section 4(b) above in the event that CMSI and Licensee mutually agree to expand the number of concurrent users authorized to access the Software beyond the number specified in Exhibit A to the Software License Agreement. Licensee may not expand the number of concurrent users in the absence of CMSI's agreement thereto. CMSI's maintenance Support Charges are based upon the number of concurrent users who are allowed to access the Software (the "User Category"). In the event that Licensee and CMSI agree to an increase in Licensee's User Category, Licensee agrees that CMSI shall be permitted to increase Licensee's annual maintenance Support Charges to conform to the then current fees CMSI charges for maintenance to licensees of that User Category. The limitation on increase in annual Support Charges established in Section 4(b) above shall then apply to subsequent annual increases in Support Charges charged to Licensee for the new User Category.

         (d) Licensee shall reimburse CMSI for its reasonable travel and related expenses incurred in connection with this Agreement. Licensee is responsible for all taxes and duties based upon amounts payable hereunder (exclusive of taxes based upon the net income of CMSI) and upon Licensee's ownership of the license, use or possession of the Licensed Products.

5.  Licensee's Responsibilities.

Licensee understands that in order for CMSI to provide Software Support, Licensee must:

         (a) Provide, at Licensee's expense, the "Remote Dial-up Capability" specified by CMSI (e.g., "800" telephone number dial-in capability); and

         (b) Identify to CMSI one person and one alternate to serve as Licensee's support contact (the "Licensee Representative"). Only the Licensee Representative will be authorized to request and receive Software Support on behalf of Licensee. Licensee may change its Licensee Representative by written notice to CMSI; and

         (c) Provide CMSI with such access to the Software, Licensee hardware and Licensee data as may reasonably be required by CMSI in order for it to perform its duties hereunder. Access to such data will be used exclusively for Software Support purposes and will be subject to CMSI's obligations to protect the trade secrets and confidential and proprietary information of Licensee. Licensee will cooperate fully with CMSI's reasonable requests for information, personnel and time necessary to provide Software Support.

         (d) Complete proper problem determination procedures as documented by CMSI before calling CMSI, and then perform problem definition activities and remedial actions, as reasonably requested by CMSI.

         (e) Remain on the most current release of the Software which CMSI has made available to Licensee within sixty (60) days after receipt of such release.

6. Supplemental Services. All services, if any, performed by CMSI for Licensee, in addition to the Software Support provided by CMSI under Section 2 above ("Support Services"), will entitle CMSI to additional compensation at its then current time and materials rates, including reimbursement for travel and related expenses. Further, Licensee shall be responsible for all telephone charges incurred by CMSI in order to dial into Licensee's system. Supplemental Services will include any services provided by CMSI to Licensee or on behalf of Licensee's Authorized Affiliates, clients, agents, or vendors.





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7.  Warranties and Limitation of Remedies.

         (a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CMSI MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SERVICES OR PRODUCTS PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (b) CMSI'S LIABILITY TO LICENSEE FOR ANY LOSSES OR DAMAGES, DIRECT OR INDIRECT, ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT WILL BE LIMITED TO THOSE ACTUAL, DIRECT, OUT-OF-POCKET EXPENSES AND COSTS WHICH ARE REASONABLY INCURRED BY LICENSEE, AND WILL NOT EXCEED THE CHARGES WHICH WOULD BE DUE FOR THE THEN CURRENT TWELVE (12) MONTH PERIOD OF SOFTWARE SUPPORT FOR THE SPECIFIC CMSI SOFTWARE MODULE FROM WHICH CMSI'S LIABILITY ARISES. CMSI WILL NOT BE LIABLE FOR: (I) ANY CLAIM ARISING FROM LICENSEE'S FAILURE TO PERFORM LICENSEE'S RESPONSIBILITIES AS DOCUMENTED, OR (II) INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN ANY EVENT, OR (III) FOR ANY CLAIM AGAINST LICENSEE BY ANY OTHER PARTY.

8. Suspension of Services; Termination. If Licensee fails to fulfill its responsibilities set forth in Section 5 above or to pay the Support Charges payable under this Agreement, CMSI may suspend Software Support until such failure is corrected. Either party may terminate this Agreement ninety (90) days after written notice of a material breach of this Agreement by the other party which remains uncured after such ninety (90) day period or, with respect to those defaults which cannot reasonably be cured within ninety (90) days, if the defaulting party fails to proceed within ninety (90) days to commence curing the default and to proceed with all due diligence substantially to cure the same, then the party not in default may terminate this Agreement by providing the defaulting party with a written termination notice. If Licensee terminates this Agreement with cause in accordance with this Section 8, CMSI promptly will refund to Licensee all charges previously paid by Licensee for Software Support to be rendered during the balance of the then current annual coverage period. This refund constitutes Licensee's sole and exclusive remedy and CMSI's maximum liability for breach of this Agreement.

9.  Miscellaneous.

         (a) Entire Agreement; Modifications and Amendments; Headings. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and there are no other terms or conditions, agreements, or representations, expressed or implied, written or oral, except for the matters set forth in the Software License Agreement. This Agreement may not be amended or modified except by written agreement signed by each party hereto. The headings are for convenience only and do not affect the meaning of this Agreement.

         (b) Notices. Any notices required under this Agreement will be given in writing in accordance with the "Notices" provision in Section 14(e) of the Software License Agreement

         (c) Successors and Assigns. This Agreement may be assigned by Licensee or CMSI to the same extent, and in the same manner, as assignment of the Software License Agreement is permitted under the Software License Agreement.

         (d) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, exclusive of its choice of law rules. The parties agree that any disputes under this Agreement shall be submitted for





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adjudication in the State or Federal courts located within Howard County,
Maryland.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CREDIT MANAGEMENT SOLUTIONS, INC.          --------------------------------
         ("CMSI")                                 ("Licensee")


--------------------------------           --------------------------------
         Signature                                Signature


--------------------------------           --------------------------------
         Print Name/Title                         Print Name/Title


--------------------------------           --------------------------------
         Date                                     Date





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                             MAINTENANCE AGREEMENT
                                   EXHIBIT A

                                SUPPORT CHARGES

Dated __________

Support services fee for the first year of this Agreement will be as follows:

The "Support Charges" for Support Services for the first year of this Agreement will be fifteen percent (15%) of the fees paid for the Software pursuant to Exhibit A of the Software License Agreement (including all fees for enhancements or modifications thereto provided pursuant to the Functional Specifications or otherwise provided prior to the Acceptance Date under the Software License Agreement); the Support Charges, as adjusted below, are payable annually in advance.

After the first year of this Agreement, CMSI may annually increase the Support Charges for any such renewal period over the Support Charges in effect for the preceding year by a percentage not exceeding ten percent (10%).

The Support Charges will be increased by fifteen percent (15%) of the fees charged for any requested Software customizations, modification, or Source Code license which are provided to Licensee after the Effective Date of the Software License Agreement; any such increases will first be implemented for the annual billing period in which such customizations or modifications are first provided to Licensee and will be subject to annual increases in the same manner as provided in the preceding two paragraphs.



CREDIT MANAGEMENT SOLUTIONS, INC.       --------------------------------
         ("CMSI")                                 ("Licensee")



--------------------------------        --------------------------------
         Signature                                Signature


--------------------------------        --------------------------------
         Print Name/Title                         Print Name/Title


--------------------------------        --------------------------------
         Date                                     Date





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